UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2010

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27401 Los Altos, Suite 100, Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment agreement of Paul T. Anthony

On April 2, 2010, the Company entered into a new employment agreement with Paul T. Anthony to the serve as Executive Vice President (“EVP”) and Chief Financial Officer  (“CFO”). As EVP and CFO Mr. Anthony will continue to report to the Chief Executive Officer and will have duties and responsibilities assigned by the  Chief Executive Officer.. He was originally appointed to the position of CFO in January, 2005. Mr. Anthony is 39.

The employment agreement is effective January 1, 2010 and has a term of two years, and provides for an annual base salary of $203,500.  The agreement will automatically renew for subsequent 12 month terms unless either party provides advance written notice to the other that such party does not wish to renew the Agreement for a subsequent 12 months. Mr. Anthony will also receive the customary employee benefits paid by the Company.  Mr. Anthony shall also be entitled to receive a bonus of up to $60,000 per year, the achievement of which is based on the following performance metrics:

1.	50% payout for closing 4 new customer contracts before the end of 2010

2.	50% payout for achieving gross margins from existing business of 24%

3.
The bonus is to be paid prorata in Aug 2010 and Feb 2011.  In addition, Executive will participate in an option pool that will be allocated at the CEO’s discretion based on the following.  For every new contract beyond 4 contracts in 2010, a pool of 50,000 options should be granted with a strike price of the day they are earned, the date in which the contracts are signed and delivered.

The Company may terminate Mr. Anthony’s employment under this agreement without cause at any time on thirty days advance written notice, at which time Mr. Anthony would receive severance pay for six months.

There is no currently proposed transaction, and since the beginning of fiscal year 2008 there has not been any transaction involving the Company and Mr. Anthony which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

The foregoing summary of Mr. Anthony’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	(c)	Exhibits
10.1		Employment Agreement dated April 2, 2010 and effective as of January 1, 2010, by and between Auxilio, Inc. and Paul T. Anthony

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       AUXILIO, INC.

Date:           April 2, 2010
By:         /s/ Paul T. Anthony
Name:         Paul T. Anthony
Title:           Chief Financial Officer
    Principal Financial Officer